UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 24, 2026

ZRCN Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-56380	83-2756695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1580 Dell Avenue, Campbell, CA 95008

(Address of principal executive offices and zip code)

(408) 963-4550

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, par value $0.0001 per share

(Title of class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On June 24, 2026, ZRCN Inc., a Delaware corporation (the “Company”), filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware.

The Certificate of Amendment amended the Company’s Certificate of Incorporation to reduce the number of authorized shares of the Company’s common stock from 200,000,000 shares to 25,000,000 shares. The amendment became effective upon filing with the Delaware Secretary of State on June 24, 2026.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

3.1	Amendment to Certificate of Incorporation reducing the authorized common stock from 200,000,000 common shares to 25,000,000 common shares.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZRCN Inc.

Date: June 26, 2026	By:	/s/ Jeff Parsons
Jeff Parsons
Chief Financial Officer

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